US BANK LINE OF CREDIT RESOLUTIONS

WHEREAS, Emeritus Corporation (the "Company") is negotiating with US Bank with respect to a revolving line of credit, the proceeds of which would be used for general corporate working capital purposes and the principal terms of which are as follows (the "US Bank Line of Credit Transaction"):

Loan amount:   $3,000,000

Terms of payment:   Due June 30, 2004. Interest due monthly.

Interest rate:   US Bank Prime Rate + 1.00% (for longer periods of time, LIBOR plus 3.50%, at our option)

Collateral:   A first lien on the Company's 62 unit independent living facility in Scottsdale, Arizona which is known as Scottsdale Royale (the "Scottsdale Royale Facility") and a pledge/collateral assignment of the Company's 30% ownership interest in Senior Med, a pharmaceutical company (the "Senior Med Interest").

Clean-up:   30 non-consecutive days from inception through June 30, 2004

Debt coverage:   1.00 : 1

Commitment fee:   0.375%

Reporting:   CPA audited financial statements, quarterly unaudited financial statements, annual cash forecast, and annual operating budget

Expenses:   All expenses associated with establishing the credit facility, including title insurance (Scottsdale Royale), appraisal (Scottsdale Royale), attorney's fees, etc, to be paid by the Company.

NOW, THEREFORE, BE IT RESOLVED that the Company be and hereby is authorized and empowered to consummate the US Bank Line of Credit Transaction;

BE IT FURTHER RESOLVED, that each of the President, Vice President, Secretary, Chairman of the Board/Chief Executive Officer of the Company and Director of Real Estate Finance (the "Authorized Officers") acting individually or together be and hereby is authorized and empowered to negotiate, enter into, accept, execute and deliver any and all agreements, documents and instruments necessary to consummate the US Bank Line of Credit Transaction, including, but not limited to including, but not limited to, a Loan Agreement, one or more Promissory Notes, a Deed of Trust, UCC-1 Financing Statement and related collateral/security documents with respect to the Scottsdale Royale facility, a Pledge or Collateral Assignment Agreement, UCC-1 Financing Statement and related collateral/security documents with respect to the Senior Med Interest, title company affidavits and indemnities, a closing statement and closing certificates and the payment of such costs and expenses for which the Company may be responsible at the closing of the US Bank Line of Credit Transaction; all upon such terms as the Authorized Officers shall

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deem proper and in the best interests of the Company, such execution and/or acceptance to be conclusive evidence of such approval; and

FURTHER RESOLVED, that the Company, acting by and through its Authorized Officers, be and hereby is authorized and empowered, on behalf and in the name of the Company to take such other actions and execute such other documents as may be reasonably necessary and in the best interests of the Company, in the judgment of the Company, acting by and through its Authorized Officers, to consummate the foregoing resolutions; all upon such terms as the Company shall deem proper and in the best interests of the Company, such execution and/or acceptance to be conclusive evidence of such approval; and

FURTHER RESOLVED, any actions taken or documents executed by the Company prior to the date hereof in furtherance of the foregoing resolutions are hereby ratified and confirmed.

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